Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
Registration Statement on Form S-3

Registration Number	Date Filed

333-272489	June 7, 2023
Registration Statements on Form S-8

Pertaining to	Registration Number	Date Filed

Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated	333-253650	February 26, 2021

Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated	333-227050	August 27, 2018

Fortive Corporation 2016 Stock Incentive Plan	333-212349	June 30, 2016
Fortive Corporation Retirement Savings Plan	333-212348	June 30, 2016

Fortive Corporation Executive Deferred Incentive Plan	333-212350	June 30, 2016

of our reports dated February 25, 2025, with respect to the consolidated financial statements and schedule of Fortive Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Fortive Corporation and subsidiaries included in this Annual Report (Form 10-K) of Fortive Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Seattle, Washington
February 25, 2025